UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2026

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2026, Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell”), Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco”), Kimbell Royalty Holdings, LLC, a Delaware limited liability company (“KRH”), Kimbell Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate”), KRP Legacy NBR, LLC, a Delaware limited liability company (“KRP Legacy”), and Kimbell Crest Minerals LLC, a Delaware limited liability company (“Kimbell Crest” and, together with Kimbell, Opco, KRH, Intermediate and KRP Legacy, the “Buyer Parties”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Rivercrest Capital Partners LP, a Delaware limited partnership (“Rivercrest Capital”), Rivercrest Capital Partners II LP, a Delaware limited partnership (“Rivercrest Capital II”), Cupola Royalty Direct, LLC, a Delaware limited liability company (“Cupola” and, together with Rivercrest Capital and Rivercrest Capital II, the “Sellers”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Dropdown.”

Pursuant to the terms of the Purchase Agreement, the Buyer Parties have agreed to acquire (a) certain mineral interests, overriding royalty interests, royalty interests and other interests in oil and gas properties from the Sellers and (b) certain partnership interests in OGM Partners I, a Texas general partnership (“OGM”), and RCPTX, Ltd., a Texas limited partnership (“RCPTX”), that are not already owned by the Buyer Parties. The aggregate consideration payable by the Buyer Parties will be (i) approximately $75 million in cash and (ii) the issuance of 9,500,000 common units representing limited liability company interests in Opco (“Opco Common Units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B Units”) to the Sellers or their designees. The Opco Common Units, together with the Class B Units, are exchangeable for an equal number of common units representing limited partners interests in Kimbell (“Common Units”). The consideration for the Dropdown is subject to certain adjustments as set forth in the Purchase Agreement. The Opco Common Units and Class B Units will be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

The Buyer Parties and the Sellers each made certain representations, warranties and covenants in the Purchase Agreement. The Buyer Parties, on the one hand, and the Sellers, on the other hand, agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Sellers have agreed, effective as of the closing of the Dropdown and subject to certain exceptions, not to dispose of the Opco Common Units or Class B Units for a period of 90 days following the closing. Pursuant to the Purchase Agreement, Kimbell has agreed to grant certain registration rights in favor of the Sellers. Following the closing of the Dropdown, among other things, Kimbell will agree to (i) file a shelf registration statement with respect to the resale of the Common Units issuable upon the conversion of the Opco Common Units and a corresponding number of Class B Units to be issued to the Sellers under the Purchase Agreement within 5 business days of the closing of the Dropdown and (ii) use its reasonable best efforts to cause the registration statement to become effective as soon as reasonably practicable following such filing, but in any event within 120 days of the closing of the Dropdown.

Completion of the Dropdown is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Purchase Agreement. The Dropdown is expected to close on or about August 21, 2026, with an effective date of June 1, 2026.

Certain officers and managers or controlling persons of the Sellers also serve as officers and/or directors of Kimbell’s general partner, Opco and their respective subsidiaries. Certain of the Sellers are direct or indirect beneficial owners of limited partner interests in Kimbell and Opco. Since the time of Kimbell’s initial public offering, Kimbell has indirectly owned controlling interests in OGM and RCPTX.

The terms of the Dropdown were approved by the board of directors (the “Board”) of Kimbell Royalty Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership, and by the Conflicts and Compensation Committee (the “Conflicts Committee”) of the Board, which consists entirely of independent directors. The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in its evaluation and negotiation of the Dropdown.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Purchase Agreement is filed herewith to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the parties to such agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placements of the Opco Common Units and Class B Units under the Purchase Agreement, together with any Common Units that are issued upon a future exchange election by the holders of the Opco Common Units and Class B Units, will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On July 17, 2026, Kimbell issued a news release announcing that it has entered into the Purchase Agreement. A copy of the news release is attached hereto, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As described more fully in Item 1.01 of this Current Report on Form 8-K, the Buyer Parties have agreed to acquire certain mineral interests, overriding royalty interests, royalty interests and other interests in oil and gas properties owned by the Sellers pursuant to the Purchase Agreement. Kimbell estimates that the acquired assets consisted of over 2,568 net royalty acres (20,547 NRA normalized to 1/8th), strategically focused in the Eagle Ford, Permian, Mid-Con and Appalachia basins. For the third quarter 2026, Kimbell estimates that the acquired assets will produce 2,347 Boe/d, comprising 841Bbl/d of oil, 569 Bbl/d of NGLs, and 5,624 Mcf/d of natural gas (on a 6:1 basis).

As of March 31, 2026, there were 9 active rigs in operation on the acquired assets. Kimbell further estimates that, as of March 31, 2026, there are 177 gross drilled but uncompleted wells and permits, with over 29,000 gross producing wells in areas across the Lower 48. Kimbell estimates that the acquired assets have a shallow production decline of 13%.

Kimbell’s assessment and estimates of the assets to be acquired has been limited. Even by the time of closing, Kimbell’s assessment of these assets will not reveal all existing or potential problems, nor will it permit Kimbell to become familiar enough with the properties to assess fully their capabilities and deficiencies. Moreover, there can be no assurance that the Buyer Parties will consummate the Dropdown on the terms described in Item 1.01 of this Current Report on Form 8-K or at all. Even if the Buyer Parties consummate the Dropdown, they may not be able to achieve the expected benefits of the Dropdown.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibits hereto includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the Dropdown, the expected timing of the closing of the Dropdown and operational data with respect to the Dropdown involve risks and uncertainties, including risks that the anticipated benefits of the Dropdown are not realized; risks relating to Kimbell’s integration of the acquired assets; risks relating to the possibility that the Dropdown does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and risks relating to Kimbell’s business and prospects for growth and acquisitions. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K is filed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the SEC. These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the acquired assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*	Purchase and Sale Agreement, dated as of July 16, 2026, by and among Rivercrest Capital Partners LP, Rivercrest Capital Partners II LP, Cupola Royalty Direct, LLC, Kimbell Royalty Partners, LP, Kimbell Royalty Operating, LLC, and the other parties thereto.
99.1	News release issued by Kimbell Royalty Partners, LP, dated July 17, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally a copy of each such schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer
Date: July 17, 2026